UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016 (October 3, 2016)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2016, Joseph R. Cleveland, John A. Hagg and Juanita H. Hinshaw each notified The Williams Companies, Inc. (the “Company”) that such director will not stand for re-election to the Board of Directors of the Company at the Company’s 2016 Annual Meeting to be held November 23, 2016. The decision by each of Ms. Hinshaw and Messrs. Cleveland and Hagg not to stand for re-election did not involve any disagreement on any matter relating to the Company, its operations, policies or practices.

The Company and the Board of Directors are grateful to each of Ms. Hinshaw and Messrs. Cleveland and Hagg for their distinguished service.

A copy of the press release announcing Ms. Hinshaw and Messrs. Cleveland and Hagg’s decisions not to stand for reelection to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Robert E. Riley, Jr.
Name:	Robert E. Riley, Jr.
Title:	Assistant Corporate Secretary

DATED: October 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated October 6, 2016.